Exhibit 99.2

Investor Presentation March 3, 2005 Acquisition of 99 Self-Storage Facilities

Forward-Looking Statements This presentation contains certain statements that may be considered to be "forward- looking statements" within the meaning of the federal securities laws. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. The Company believes that its expectations stated in this presentation are based on reasonable assumptions; however, these statements are subject to certain risks and uncertainties such as national and local economic conditions, the competitive environment in which the Company operates, the execution of the Company's business plan, financing risks, acquisition and development risks, potential environmental and other liabilities and other factors affecting the real estate industry generally or the self-storage industry in particular. These factors could cause results, developments and business decisions to differ materially from historical results or from any results expressed or implied by such forward-looking statements.

The Acquisitions YSI has executed purchase agreements to acquire a total of 99 self-storage facilities aggregating 5.1 mm square feet Acquisitions expected to close over the next 4 months(1) Total purchase price of $309.5 million The acquisitions are comprised of several individual transactions Certain of these acquisitions totaling approximately $15.5 million were completed on March 1, 2005. However, there can be no assurance that the balance of these transactions will close. Additionally, there are four business centers and one mobile home park that are part of or in close proximity to the self-storage facilities. Financing amount includes total estimated closing costs of $1.5 million, which is in addition to the $309.5 million total purchase price. Based on YSI's closing stock price of $16.75 on March 1, 2005, the date of signing of the National contract. Units will be issued in the National acquisition. Please see footnote 2 on page 12 for additional detail on the National consideration. Assumes the refinancing of an existing mortgage loan with a current balance of approximately $41 million with a new loan of approximately $75 million. Refinancing is expected to occur during the second half of 2005. Expected interest rate based on current market conditions. There can be no assurance that this will be the actual interest rate. 1 Transactions National Self Storage portfolio: 67 facilities(2) Liberty Self-Stor portfolio: 18 facilities Ford Storage (CT) portfolio: 5 facilities A-1 Self Storage (CT, NY) portfolio: 6 facilities 3 other facilities in Frisco (north Dallas), TX and Orlando, FL Financing

Acquisitions at a Glance Includes only self-storage facilities. Additionally, there are four business centers and one mobile home park that are part of or in close proximity to the self-storage facilities. As of 12/31/04 except for Liberty, which is as of 12/6/04. The following is a summary of the portfolios and assets being acquired 2

Acquisition Strategy Increases market position in core markets 56 facilities (2.8 mm SF) located in existing core markets of FL, Metro NY, OH, southern CA, AZ, and TN Selectively enters new markets with size and scale 43 facilities, including TX (16), NM (10), Northern CA (8), CO (5) and UT (4) Growing dynamic markets with high barriers to entry Solidifies position as a leading self-storage operator and acquiror 301 facilities totaling over 18 mm SF pro forma for the acquisitions 5th largest U.S. operator by owned SF (3rd among public REITs) Market opportunities allow us to exceed original target of $200 mm for 2005 acquisitions These acquisitions amount to 155% of YSI's original target for 2005 Additional deals under consideration with balance sheet capacity to complete Attractive going-in yield in 2005 with ability to increase yield in 2006 Blended 2005 NOI yield of 8.4% on purchase price Upside opportunity in 2006 through proactive management of assets 3

National Portfolio 67 self-storage facilities 4 business parks 3.6 million RSF(1) 53,813 SF average facility size(1) 79.6% avg. occupancy(2) Acquisition of 67 self-storage facilities from National 11th largest portfolio in the U.S. Expansion into attractive new markets coupled with in-fill locations in existing markets New markets: TX, NM, CO, UT, Northern CA Add to and expand in Southern CA, AZ, TN Opportunity to realize upside from occupancy and rental rate growth through upgrading the assets over the next 24-36 months Includes only self-storage facilities. Additionally, there are four business centers and one mobile home park that are part of or in close proximity to the self-storage facilities. As of 12/31/04. 4 AZ: Tuscon (14), Phoenix (1) CA: Sacramento (8), Los Angeles (2), San Diego (1) CO: Denver (5) NM: Albuquerque (4), Other (6) TN: Knoxville (4), Memphis (4) TX: Houston (6), El Paso (6), Other (2) UT: Salt Lake City (4) National Portfolio Location of Facilities (MSAs)

OH Liberty Portfolio Liberty Portfolio 18 facilities 862,525 RSF 47,918 SF average facility size 76.2% avg. occupancy(1) Acquisition of 18 facilities in YSI's home markets Substantial potential for synergies Opportunity to realize upside from occupancy and rental rate growth May selectively dispose of underperforming assets over time Liberty shareholder vote scheduled for 3/21/05 As of 12/6/04. Multiple facilities in a city denoted in parentheses. 5 OH Facilities(2) NY Facilities NY Cleveland Metro Avon Cleveland (2) Mentor Perry Ravenna Westlake Willoughby East Liverpool Louisville East Canton Canton Catawba Springfield Dayton Endicott Southold Riverhead

Other Acquisitions Multiple facilities in a city denoted in parentheses. As of 12/31/04. Ford Portfolio(1) 5 facilities in CT 236,765 RSF 47,353 SF average facility size 78.8% avg. occupancy(2) 6 A-1 Portfolio(1) 6 facilities in NY and CT 239,817 RSF 39,970 SF average facility size 87.1% avg. occupancy(2) East Windsor Manchester Newington (2) Monroe CT NY Bristol Stamford Old Saybrook (3) New Rochelle CT

Other Acquisitions (Cont’d) Multiple facilities in a city denoted in parentheses. As of 12/31/04. 7 Frisco (North Dallas), TX(1) 2 facilities 122,628 RSF 61,314 SF average facility size 92.8% avg. occupancy(2) Orlando, FL 1 facility 76,300 RSF 97.4% occupancy(2) Frisco (north Dallas) (2) TX FL Orlando

Expanded U-Store-It Platform 8

Expanded U-Store-It Platform Existing YSI Markets New Markets New Acquisitions in Existing Markets 9 Florida 47 facilities 3.3 mm RSF Metro NY 35 facilities 2.0 mm RSF So. CA 29 facilities 1.6 mm RSF Ohio 34 facilities 1.9 mm RSF Metro Chicago 25 facilities 1.5 mm RSF Cities in which Facilities are Located Arizona 19 facilities 1.0 mm RSF Texas 16 facilities 0.9 mm RSF No. CA 8 facilities 0.5 mm RSF

Pro forma for the acquisitions, YSI will become the 5th largest self-storage operator in the U.S. Industry Consolidation Top 10 Operators(1) Source: The 2004 Self-Storage Almanac published by MiniCo, Inc. (the "Self-Storage Almanac"). Pro forma for the acquisitions. Pro forma for the acquisition of five properties totaling 367,000 SF announced on January 13, 2005. Sources: Extra Space IPO Prospectus, Extra Space Press Release dated January 13, 2005, Maxcor REIT Research Report dated January 18, 2005. 10

Integration and Operating Strategy Integration Retain field-level personnel to mitigate operating disruptions Regional Managers, District Managers, General Managers Leverage National's existing call center and integrate other acquisitions into our call center Several additional new hires at our home office to support the expanded portfolio Growth Opportunity Implement programs to grow ancillary revenue Grow commercial customer base Selectively carry out conversions and expansions Convert some units to climate- controlled Add storage spaces for RVs 11 Leverage experience from successful integration of Metro Self Storage acquisition Implement U-Store-It operating philosophy, call center, and initiatives to grow ancillary sales Upgrade assets over time

Financing Strategy National Financed with a combination of assumed debt, OP units and a draw on existing line of credit 3.761 million OP units ($63 million)(2) $116 million assumed first mortgage debt with weighted average interest rate of 6.23% $39 million draw on revolver Other Other acquisitions expected to be financed as follows $61 million by issuance of mortgage debt(3) $4 million assumed first mortgage loan with an interest rate of 6.22% $28 million draw on revolver 12 YSI has the ability to expand the existing revolver from $150 million to $200 million under certain conditions. Valuation based on YSI's closing stock price of $16.75 on March 1, 2005, the date of signing of the National contract. In the event that the average closing price of YSI's stock during the ten trading days ending five trading days before the closing date is less than $16.00, National will have the option to terminate the acquisition unless YSI agrees to make an additional cash payment equal to (a) the difference between $16.00 and such average closing price multiplied by (b) the number of OP units issued. We expect to issue this debt by or shortly after the closing of these acquisitions. However, there can be no assurance that such debt will be issued at such times. To the extent that any such debt is not issued, we will draw on our existing revolver. Financing strategy facilitates continuation of acquisition strategy by: Maintaining balance sheet flexibility and strong fixed charge coverage ratio Limiting floating rate debt exposure Providing capacity for additional acquisitions Expect $80 million of undrawn capacity on revolver pro forma for the acquisitions, expandable to $130 million(1)

Pro Forma Capitalization As of 6/30/04 pro forma for the IPO and exercise of over-allotment option. Other Acquisitions include: Ford Self Storage (5 facilities), A-1 Portfolio (6 facilities), Orlando facility and two facilities in Frisco (north Dallas), TX. Units issued for National Self Storage based on a per unit price of $16.75. As of March 1, 2005, the date of signing of the National contract. Assumes the refinancing of an existing mortgage loan with a current balance of approximately $41 million with a new loan of approximately $75 million. Refinancing is expected to occur during the second half of 2005. We expect to issue a total of approximately $61 million of first mortgage debt secured by certain of the Liberty and other acquisition (excluding National) facilities. The amounts set forth are for illustrative purposes only and assume first mortgage debt equal to approximately 70% of the consideration paid for such facilities. We expect to issue this debt by or shortly after the closing of these acquisitions. However, there can be no assurance that such debt will be issued at such times. To the extent that any such debt is not issued, we will draw on our existing revolver. 13